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                                                             EXHIBIT 99.22(d)(3)

November 29, 2004


Mr. Lynn L. Anderson
Chairman of the Board and President
SSgA Funds
909 A Street
Tacoma, WA  98402

RE:  SSgA Funds Reimbursements and Waivers

Dear Lynn:

SSgA Funds Management, Inc. ("SFM"), as advisor to the SSgA Funds (the "Funds"), agrees to reimburse the Funds for all expenses on an annual basis (exclusive of non-recurring account fees and extraordinary expenses) as shown in the table below until December 31, 2005.

           SSgA FUND NAME                 TOTAL EXPENSE REIMBURSEMENT        EXPIRATION DATE
---------------------------------------------------------------------------------------------
MSCI EAFE Index                         All expenses in excess of .40%      December 31, 2005
S&P 500 Index                           All expenses in excess of .18%      December 31, 2005
Intermediate Fund                       All expenses in excess of .60%      December 31, 2005
International Growth Opportunities      All expenses in excess of 1.10%     December 31, 2005
Life Solutions Balanced                 All expenses in excess of .45%      December 31, 2005
Life Solutions Growth                   All expenses in excess of .45%      December 31, 2005
Life Solutions Income and Growth        All expenses in excess of .45%      December 31, 2005
Tuckerman Active REIT                   All expenses in excess of 1.00%     December 31, 2005
Aggressive Equity                       All expenses in excess of 1.10%     December 31, 2005
Special Equity                          All expenses in excess of 1.10%     December 31, 2005
Core Opportunities                      All expenses in excess of 1.10%     December 31, 2005
High Yield Bond                         All expenses in excess of .75%      December 31, 2005
Bond Market                             All expenses in excess of .50%      December 31, 2005
Emerging Markets                        All expenses in excess of 1.25%     December 31, 2005
International Stock Selection           All expenses in excess of 1.00%     December 31, 2005
IAM SHARES                              All expenses in excess of .65%      December 31, 2005
Prime Money Market                      All expenses in excess of .20%      December 31, 2005
US Treasury Money Market                All expenses in excess of .20%      December 31, 2005
Money Market                            All expenses in excess of .40%      December 31, 2005

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
           SSgA FUND NAME                        REIMBURSEMENT               EXPIRATION DATE
---------------------------------------------------------------------------------------------
Large Cap Value                         All expenses in excess of 1.10%     December 31, 2005
Large Cap Growth Opportunities          All expenses in excess of 1.10%     December 31, 2005
Prime Money Market Class T              All expenses in excess of .80%      December 31, 2005
US Treasury Money Market Class T        All expenses in excess of .80%      December 31, 2005
Aggressive Equity Class R               All expenses in excess of 1.60%     December 31, 2005
Bond Market Class R                     All expenses in excess of 1.00%     December 31, 2005
Core Opportunities Class R              All expenses in excess of 1.60%     December 31, 2005
International Stock Selection Class R   All expenses in excess of 1.60%     December 31, 2005
Small Cap Class R                       All expenses in excess of 1.60%     December 31, 2005
Directional Core Equity                 All expenses in excess of 1.60%(1)  December 31, 2005
Enhanced Small Cap                      All expenses in excess of .75%      December 31, 2005

In addition, SFM agrees to the following management fee waivers on an annual basis for certain Funds in the amounts and for the expiration dates shown in the table below.

           SSgA FUND NAME                    MANAGEMENT FEE WAIVER           EXPIRATION DATE
---------------------------------------------------------------------------------------------
Intermediate                            .50% of .80% management fee         December 31, 2010
Prime Money Market                      .05% of .15% management fee         December 31, 2010
(Institutional and Class T
Shares)
US Treasury Money Market                .15% of .25% management fee         December 31, 2010
(Institutional and Class T
Shares)

This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements for the Funds specifically named above may, at SFM's option, continue after the dates designated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

SSgA FUNDS MANAGEMENT, INC.

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(1)  Exclusive of nonrecurring account fees, extraordinary expenses, AND interest on securities sold short.

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By:

Its: PRESIDENT


Accepted and Agreed:

SSgA Funds, on behalf of the portfolios named above


By:

Its: PRESIDENT

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